AMENDMENT TO SECURITY AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) made July 20, 2021 (the “Effective Date”) to that certain SECURITY AGREEMENT (the “Security Agreement”) dated March 5, 2021, by and between Astro Aerospace, Ltd, a Nevada corporation with its principal place of business at 320 W. Main Street, Lewisville, TX 7505 (“Debtor”), and Westworld Financial Capital LLC, a Colorado limited liability company having its principal place of business at 900 Pearl Street, Suite 200, Boulder, CO 80302 (“Secured Party”). Debtor represents that Debtor is a corporation duly organized and existing under the laws of the State of Nevada.

W I T N E S S E T H:

WHEREAS, Secured Party and Debtor previously entered into the Security Agreement to secure the Debtor’s obligation to the Secured Party pursuant to a Senior Secured Convertible Promissory Note dated March 5, 2021 (the “Initial Note”), in the principal amount of One Million Two Hundred and Fifty Thousand ($1,250,000) Dollars;

WHEREAS, on or about the Effective Date, Secured Party and Debtor amended the Initial Note to increase the principal amount by $325,000, to a total principal amount of One Million Five Hundred and Seventy-Five Thousand Dollars (the “Amended Note”);

WHEREAS, on or about the Effective Date, Secured Party and Debtor entered into an additional Senior Secured Convertible Promissory Note initially in the principal amount of Four Hundred Thousand ($400,000.00) Dollars (the “July Note”);

WHEREAS, Debtor and Secured Party desire to amend the Obligations Secured by the Security Agreement, as that term is defined in the Security Agreement, to include the Amended Note and the July Note.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree to amend the Security Agreement as follows:

1.

Amendment to Obligations Secured. The parties hereby agree that the Obligations Secured pursuant to the Security Agreement shall be deemed to include the Debtor’s obligations to the Secured Party pursuant to the Amended Note and the July Note.

2.

UCC Financing Statements. The Secured Party is hereby authorized to file all such financing statements as it deems necessary or advisable to secure the security interest granted hereunder, including all renewals and extensions thereof, including any filings with the U.S. Patent and Trademark Office. No other financing statement has been filed or recorded which includes the Collateral or the proceeds of the Collateral, in whole or in part, within its collateral description.

3.

No Other Changes.  Except as set forth herein, all other provisions of the Security Agreement shall remain in full force and effect. To the extent of any inconsistency between the Security Agreement (including any exhibit, addendum or other attachment thereto) and this Amendment, the terms of this Amendment shall be controlling.

[Signature page follows]

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Amendment to Security Agreement as of the day and year first above written.

DEBTOR:

ASTRO AEROSPACE, LTD.

 By: /s/Patricia Trompeter

 Name: Patricia Trompeter

 Title: CEO

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SECURED PARTY:

WESTWORLD FINANCIAL CAPITAL LLC

By: /s/Christian Girodet

 Name:  Christian Girodet

 Title: Director

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